Exhibit 3

                          REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of May 3, 1999, is made between Hilb, Rogal and Hamilton Company, a Virginia corporation (the "Company"), PM Holdings, Inc., a Connecticut corporation ("Holdings"), and Phoenix Home Life Mutual Insurance Company, a New York life insurance company ("PHL").

                              W I T N E S S E T H:

     WHEREAS, the Company, Holdings, PHL and Martin L. Vaughan, III entered into a Stock Purchase Agreement dated March 29, 1999 (the "Stock Purchase Agreement"), under which the Company agreed to acquire from Holdings and Martin
L. Vaughan, III all of the issued and outstanding shares of the capital stock of American Phoenix Corporation, a Connecticut corporation ("APC"); and

     WHEREAS, pursuant to the Stock Purchase Agreement, (i) Holdings acquired 865,042 shares of the Company's Common Stock (as hereinafter defined) and $22,000,000 principal amount of the Company's Subordinated Debentures (as hereinafter defined), and (ii) PHL acquired $10,000,000 principal amount of the Company's Subordinated Debentures; and

     WHEREAS, the Subordinated Debentures acquired by Holdings and PHL pursuant to the Stock Purchase Agreement are convertible into shares of Common Stock pursuant to the terms of the Subordinated Debentures; and

     WHEREAS, the Company has agreed to enter into this Agreement to provide certain registration rights to Holdings in order to facilitate the distribution of the shares of Common Stock acquired by Holdings pursuant to the Stock Purchase Agreement and any shares of Common Stock that may be acquired by Holdings, PHL or their Affiliates upon conversion of the Subordinated Debentures.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Stock Purchase Agreement, the Company, Holdings and PHL hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Except as otherwise specified herein, capitalized terms used in this Agreement shall have the respective meanings assigned to such terms in the Stock Purchase Agreement. For purposes of this Agreement, the following terms have the following meanings:

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     (a) "Affiliate" shall mean, as to any specified Person, each other Person directly or indirectly controlling, controlled by or under direct or indirect common control with that specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, or by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, the following shall not be deemed to be an Affiliate of Holdings or PHL for purposes of this Agreement: (i) Phoenix Investment Partners, Ltd., a Delaware corporation, and its subsidiaries (or any successor thereof), and (ii) any Person registered as an investment company under the Investment Company Act of 1940, as amended.

     (b) "Blue Sky Filing" shall mean a filing made in connection with the registration or qualification of the Registrable Shares under a particular state's securities or blue sky laws.

     (c) "Common Shares" shall mean the 865,042 shares of Common Stock that Holdings acquired from the Company pursuant to the Stock Purchase Agreement and such additional shares of Common Stock that the Company may issue with respect to such shares pursuant to any stock splits, stock dividends, recapitalizations, restructurings, reclassifications or similar transactions.

     (d) "Common Stock" shall mean the Common Stock, without par value, of the Company.

     (e) "Effective Period," with respect to the Registrable Shares, shall mean the period from the date of effectiveness of the Registration Statement relating to the Registrable Shares under Section 2.3 below to the date that is two years from the date of such effectiveness; PROVIDED, that, for each Holdback Period required by the Company under Article III of this Agreement and for each Discontinuance Period (as defined in Section 2.5(k) below), the Effective Period shall be extended by the number of days during which the applicable Holdback Period or Discontinuance Period was in effect.

     (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (g) "NYSE" shall mean the New York Stock Exchange.

     (h) "Person" shall have the meaning set forth in Section 3(a)(9) of the Exchange Act as in effect on the date of this Agreement, and shall include, without limitation, corporations, partnerships, limited liability companies and trusts.

     (i) "Prospectus" shall mean the prospectus included in a Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement, and all other amendments and supplements to such prospectus, including post-effective amendments,

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and all material incorporated by reference or deemed to be incorporated by reference in any such prospectus.

     (j) "Registrable Shares" shall mean collectively (i) the Common Shares and
(ii) the aggregate number of shares of Common Stock into which the Subordinated Debentures are convertible pursuant to the terms of the Subordinated Debentures and such additional shares of Common Stock that the Company may issue with respect to such shares pursuant to any stock splits, stock dividends, recapitalizations, restructurings, reclassifications or similar transactions.

     (k) "Registration Statement" shall mean a registration statement of the Company under the Securities Act that covers the resale of the Registrable Shares pursuant to the terms of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     (l) "SEC" shall mean the Securities and Exchange Commission.

     (m) "Securities Act" shall mean the Securities Act of 1933, as amended.

     (n) "Subordinated Debentures" shall mean the Company's 5.25% Convertible Subordinated Debentures (Due 2014), in the aggregate principal amount of $32,000,000.

     (o) "Voting and Standstill Agreement" shall mean the Voting and Standstill Agreement, dated May 3, 1999, executed by the Company, Holdings and PHL in connection with the Stock Purchase Agreement.

                                   ARTICLE II

                           REGISTRATION OF SECURITIES

     SECTION 2.1. SECURITIES SUBJECT TO THIS AGREEMENT. The securities entitled to the benefits of this Agreement are the Registrable Shares. For the purposes of this Agreement, one or more of the Registrable Shares will no longer be subject to this Agreement when and to the extent that (i) a Registration Statement covering such Registrable Shares has been declared effective under the Securities Act and such Registrable Shares have been sold pursuant to such effective Registration Statement, (ii) such Registrable Shares are distributed to the public pursuant to Rule 144 under the Securities Act, (iii) such Registrable Shares shall have been otherwise transferred or disposed of, new certificates therefor not bearing a legend restricting further transfer or disposition shall have been delivered by the Company and, at such time, subsequent transfer or disposition of such securities shall not require registration or qualification of such Registrable Shares under the Securities Act or any similar state law then in force, or (iv) such Registrable Shares have ceased to be outstanding.

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     SECTION 2.2. REGISTRATION RIGHTS. Holdings may exercise the demand and piggy-back registration rights to which it is entitled under this Agreement only at a time at which the Holdings Ownership Percentage (as such term is defined in the Voting and Standstill Agreement) exceeds 10% or Holdings is otherwise deemed by the Company to be an Affiliate of the Company. Holdings may not exercise any such rights after May 3, 2014.

     SECTION 2.3. DEMAND REGISTRATION.

     (a) Holdings shall have the right, subject to Section 2.2 above, to make one written request to the Company for the registration of all of the Registrable Shares subject to this Agreement that are beneficially owned by Holdings, PHL and their Affiliates at the time of the request. The Company shall not be obligated to register any of the Registrable Shares held by an Affiliate of Holdings or PHL unless and until such Affiliate shall have agreed in writing to indemnify the Company pursuant to Section 4.2 of this Agreement.

     (b) Upon the receipt of the request described in Section 2.3(a) above, the Company shall (i) within 45 days of such request, file a Registration Statement with the SEC under the Securities Act to register the resale of the Registrable Shares as set forth in such request and (ii) use its best efforts to cause such Registration Statement to become effective as soon as practicable after the filing thereof with the SEC. On or before the Closing Date, the Company shall have listed on the NYSE, on a when issued basis, the Registrable Shares.

     (c) The Company shall use its best efforts to maintain the effectiveness of the Registration Statement relating to the Registrable Shares, and maintain the listing of such shares, as applicable, on the NYSE or any exchange or automated interdealer quotation system on which the Common Stock is then listed or quoted, during the Effective Period.

     (d) If the Company is required to effect a Registration Statement pursuant to this Section 2.3, the Company may, in its discretion, include securities, other than Registrable Shares, among the securities covered by such registration.

     (e) The Company shall not be required to effect more than one registration under this Section 2.3.

     SECTION 2.4 PIGGY-BACK REGISTRATION.

     (a) In the event that the Company shall propose to file a registration statement under the Securities Act relating to a public offering by or through one or more underwriters of shares of Common Stock for the Company's own account or for the account of any holder of shares of Common Stock other than Holdings, PHL or any of their Affiliates (a "Selling Shareholder") and on a form and in a manner that would permit the registration of any of the Registrable Shares for sale to the public under the Securities Act, the Company shall (i) give written notice to Holdings of its intention to do so and of the right of Holdings, subject to Section 2.2 above, to have any or all of the Registrable Shares subject to this Agreement that are beneficially owned by Holdings, PHL and their Affiliates at the time of such notice included among the securities to be covered by

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such registration statement and (ii) at the written request of Holdings given to the Company within 20 days after the Company provides such notice, use its best efforts to include among the securities covered by such registration statement the number of such Registrable Shares that Holdings shall have requested be so included (subject, however, to reduction in accordance with Section 2.4(b) below). None of Holdings, PHL and their Affiliates, however, shall be entitled to participate in any offering pursuant to this Section 2.4(a) unless and until Holdings, PHL, if participating, and any participating Affiliate have entered into an underwriting or other agreement with such underwriter or underwriters for such offering in such customary form as such underwriter or underwriters shall reasonably determine.

     (b) Holdings may include Registrable Shares in any registration statement relating to any offering pursuant to Section 2.4(a) above to the extent that the inclusion of such shares shall not reduce the number of shares of Common Stock to be offered and sold by the Company or the Selling Shareholder, as the case may be. If the lead managing underwriter selected by the Company for any such offering determines that marketing factors require a limitation on the number of Registrable Shares to be offered and sold by Holdings, PHL and their Affiliates in such offering, there shall be included in such offering only that number of Registrable Shares, if any, that such lead managing underwriter reasonably and in good faith believes will not jeopardize the success of the offering of all shares of Common Stock that the Company or the Selling Shareholder, as the case may be, desires to sell for its own account. In such event and provided that the lead managing underwriter has so notified the Company in writing, the shares of Common Stock to be included in such offering shall consist of (i) the securities that the Company or the Selling Shareholder, as the case may be, proposes to sell, and (ii) the number, if any, of Registrable Shares requested to be included in such registration that, in the opinion of such lead managing underwriter, can be sold without jeopardizing the success of the offering of the shares of Common Stock that the Company or the Selling Shareholder, as the case may be, desires to sell for its own account.

     (c) Nothing in this Section 2.4 shall create any liability on the part of the Company to Holdings, PHL or any of their Affiliates if the Company for any reason should decide not to file a registration statement proposed to be filed under Section 2.4(a) above or to withdraw such registration statement subsequent to its filing, regardless of any action whatsoever that Holdings may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.

     SECTION 2.5. REGISTRATION PROCEDURES. In order to comply with the requirements of Sections 2.3 and 2.4 above, the Company will:

     (a) prepare and file with the SEC a Registration Statement covering the Registrable Shares on any form or forms for which the Company then qualifies and that counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Shares

          (i) in connection with the registration of the Registrable Shares pursuant to Section 2.3 above, on a delayed or continuous basis in accordance with Rule 415 under the Securities Act (or any successor rule); PROVIDED, however, that the methods of distribution permitted by such Registration Statement shall not include underwritten offerings; or

          (ii) in connection with a registration that includes any Registrable Shares pursuant to Section 2.4 above, in accordance with the intended methods of distribution thereof.

     (b) prepare and file with the SEC pre- and post-effective amendments to the Registration Statement and such amendments and supplements to the Prospectus used in connection therewith as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company, or by the Securities Act or the rules and regulations thereunder, and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and otherwise comply with the provisions of the Securities Act with respect to the disposition of the Registrable Shares;

     (c) furnish to Holdings such number of copies of the Registration Statement and each pre- and post-effective amendment thereto, any Prospectus or Prospectus supplement and each amendment thereto and such other documents as Holdings may reasonably request in order to facilitate the transfer or disposition of the Registrable Shares by Holdings;

     (d) make such Blue Sky Filings, if necessary, to register or qualify the Registrable Shares under such state securities or blue sky laws of such jurisdictions as Holdings may reasonably request, and do any and all other acts that may be reasonably necessary or advisable to enable Holdings to consummate the transfer or disposition in such jurisdictions of the Registrable Shares, except that the Company shall not for any such purpose be required (i) to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 2.5(d), it would not be obligated to be so qualified, (ii) to subject itself to taxation in any such jurisdiction, or (iii) to consent to general service of process in any such jurisdiction;

     (e) notify Holdings, at any time when a Prospectus is required to be delivered under the Securities Act with respect to one or more of the Registrable Shares, of the Company's becoming aware that a Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and prepare and furnish to Holdings a reasonable number of copies of an amendment to such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (f) notify Holdings

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          (1) when any Prospectus or Prospectus supplement or pre- or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when such Registration Statement or post-effective amendment has become effective;

          (2) of any request by the SEC or any other applicable regulatory authority for amendments or supplements to the Registration Statement or Prospectus or for additional information;

          (3) of the issuance by the SEC or any other applicable regulatory authority of any stop order of which the Company or its counsel is aware suspending the effectiveness of the Registration Statement or any order preventing the use of a related Prospectus, or the initiation or any threats of any proceedings for such purpose; and

          (4) of the receipt by the Company of any written notification of the suspension of the registration or qualification of any of the Registrable Shares for sale in any jurisdiction, or the initiation or any threats of any proceeding for such purpose;

     (g) make generally available to the Company's shareholders, as soon as reasonably practicable, an earnings statement that shall satisfy the provisions of Section 11(a) of the Securities Act, provided that the Company shall be deemed to have complied with this Section 2.5(g) if it has complied with Rule 158 under the Securities Act;

     (h) use its best efforts to provide a transfer agent and registrar for the Registrable Shares covered by the Registration Statement no later than the effective date of such Registration Statement;

     (i) cooperate with Holdings to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the securities to be sold under the Registration Statement, and enable such securities to be in such denominations and registered in such names as Holdings may reasonably request;

     (j) provide Holdings and any attorney, accountant or other agent retained by Holdings (collectively, the "Inspectors") with reasonable access during normal business hours to appropriate officers of the Company and its subsidiaries to ask questions and to obtain information that any such Inspector may reasonably request and make available for inspection all financial and other records, pertinent corporate documents and properties of any of the Company and its subsidiaries (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility; PROVIDED, however, that the Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs or is otherwise bound by a confidentiality agreement reasonably satisfactory to the Company; and

     (k) in the event of the issuance of any stop order of which the Company or its counsel is aware suspending the effectiveness of the Registration Statement or any order suspending or

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preventing the use of any related Prospectus or suspending the registration or qualification of any Registrable Shares for sale in any jurisdiction, the Company promptly will use its best efforts to obtain its withdrawal.

     Holdings shall furnish to the Company in writing such information regarding Holdings, PHL and their Affiliates as is required to be disclosed pursuant to the Securities Act. Holdings agrees to notify the Company promptly of any inaccuracy or change in information previously furnished by Holdings to the Company or of the happening of any event in either case as a result of which the Registration Statement, a Prospectus, or any amendment or supplement thereto contains an untrue statement of a material fact regarding Holdings, PHL or any of their Affiliates or omits to state a material fact regarding Holdings, PHL or any of their Affiliates required to be stated therein or necessary to make the statements therein not misleading and to furnish promptly to the Company any additional information required to correct and update any previously furnished information or required so that such Registration Statement, Prospectus, or amendment or supplement, shall not contain, with respect to Holdings, PHL or any of their Affiliates, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     Holdings agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 2.5(e) or (k) above, Holdings will forthwith discontinue (and cause any Affiliate, and PHL and any of its Affiliates, to discontinue) the transfer or disposition of any Registrable Shares pursuant to the Prospectus relating to the Registration Statement covering such Registrable Shares until Holdings' receipt of the copies of the amended or supplemented Prospectus contemplated by Section 2.5(e) or the withdrawal of any order contemplated by Section 2.5(k), and, if so directed by the Company, Holdings will deliver to the Company all copies, other than permanent file copies then in Holdings' possession, of the Prospectus covering such Registrable Shares at the time of receipt of such notice. The period during which any discontinuance under this paragraph is in effect is referred to herein as a "Discontinuance Period."

     SECTION 2.6. REGISTRATION EXPENSES.

     (a) In connection with the registration of the Registrable Shares pursuant to Section 2.3 above, the Company will pay any and all out-of-pocket expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, (i) all registration and filing fees with the SEC relating to the shares of Common Stock into which the Subordinated Debentures are convertible pursuant to the terms of the Subordinated Debentures, (ii) all fees and expenses of complying with state securities or blue sky laws, (iii) all printing and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Shares on the NYSE, or any other exchange or automated interdealer quotation system as then applicable, (v) the fees and disbursements of the Company's counsel and of its independent public accountants, and (vi) the fees and expenses of any special experts retained by the Company in connection with the requested registration, and Holdings shall pay any and all out-of-pocket expenses incurred by Holdings, including, without limitation, (x) all registration and filing fees with the SEC relating to the Common Shares, (y) all fees or disbursements of

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counsel to Holdings and (z) all brokerage commissions, fees and expenses and all transfer taxes and documentary stamp taxes, if any, relating to the sale or disposition of the Registrable Shares.

     (b) In connection with a registration that includes any Registrable Shares pursuant to Section 2.4 above, Holdings will pay any and all out-of-pocket expenses attributable to such Registrable Shares, including, without limitation,
(i) all registration and filing fees with the SEC and the National Association of Securities Dealers, Inc., (ii) all fees and expenses associated with qualifying the Registrable Shares with state securities or blue sky laws, (iii) any fees or disbursements of counsel to Holdings, and (iv) any brokerage commissions and fees, underwriting discounts and commissions, transfer taxes and documentary stamp taxes, if any, relating to the sale or disposition of the Registrable Shares.

                                   ARTICLE III

                                 HOLDBACK PERIOD

     If one or more underwritten public offerings of shares of Common Stock (other than the Registrable Shares) by the Company occur during the Effective Period, then, in connection with each such public offering, the Company may require Holdings, PHL and their Affiliates to refrain from, and Holdings, PHL and their Affiliates will refrain from, selling any of the Registrable Shares for a period determined by the Company but not to exceed 120 days (or such lesser period as the Company may require its officers and directors or other holders of shares of Common Stock to so refrain) (each such period referred to as a "Holdback Period") so long as the Company delivers written notice to Holdings of the Company's requirement of a Holdback Period and the length of such Holdback Period prior to commencement of the Holdback Period.

                                   ARTICLE IV

                          INDEMNIFICATION; CONTRIBUTION

     SECTION 4.1. INDEMNIFICATION BY THE COMPANY. The Company will, and hereby agrees to, indemnify and hold harmless, to the fullest extent permitted by law, and, subject to Section 4.3 below, defend Holdings, PHL, each of their Affiliates (i) to whom Holdings or PHL transferred Registrable Shares in a manner permitted by the Voting and Standstill Agreement and (ii) who is listed as a selling shareholder in the Prospectus, and their respective officers, directors, employees, agents, representatives and each other Person, if any, who controls Holdings within the meaning of the Securities Act (each, a "Company Indemnitee"), against any and all losses, claims, damages, liabilities and expenses, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law, including any amount paid in settlement of any action or proceeding, commenced or threatened, and to reimburse them for any reasonable legal or other expenses incurred by them in connection with investigating any claims and defending any actions (collectively, "Losses"), with respect to sales of Registrable Shares under the Registration Statement, insofar as any Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any pre- or post-effective amendment thereto or in any Blue Sky

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Filing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, however, that the indemnification agreement contained herein shall not (i) apply to Losses arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such Company Indemnitee from time to time specifically for use in the Registration Statement, the Prospectus or any such amendment or supplement thereto or any Blue Sky Filing or (ii) inure to the benefit of any Person, to the extent that any such Loss arises out of such Person's failure to send or give a copy of the Prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement, or omission or alleged omission, at or prior to the written confirmation of the sale of the Registrable Shares to such Person if such statement or omission was corrected in the Prospectus or any amendment or supplement thereto prior to the written confirmation of the sale. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Indemnitee or any other Person and shall survive the transfer of such securities by such Company Indemnitee.

     SECTION 4.2. INDEMNIFICATION BY HOLDINGS. Holdings and PHL will, and hereby agree to, indemnify and hold harmless and, subject to Section 4.3 below, defend (in the same manner and to the same extent as set forth in Section 4.1 above), and cause each of their Affiliates who is listed as a selling shareholder in the Prospectus to so indemnify, hold harmless and defend, the Company and the Company's officers, directors, employees, agents, representatives and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any such untrue statement or alleged untrue statement in, or any such omission or alleged omission from, the Registration Statement, any Prospectus, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by Holdings, PHL or any of their Affiliates from time to time specifically for use in the Registration Statement, the Prospectus, and any such amendment or supplement thereto. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or any other Person and shall survive the transfer of such securities by Holdings and PHL. The liability of an indemnifying party under this Section 4.2 shall be limited to the amount of the net proceeds received by such indemnifying party upon the resale of any Registrable Shares pursuant to the Registration Statement creating such liability.

     SECTION 4.3. NOTICES OF CLAIMS. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Sections 4.1 and 4.2 above, such indemnified party will give, if a claim in respect thereof is to be made against an indemnifying party, written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article IV, except to the extent

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that the indemnifying party is actually prejudiced in any material respect by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of reasonable investigation. If the indemnifying party advises an indemnified party that it will contest a claim for indemnification hereunder, or fails, within 30 days of receipt of any indemnification notice to notify, in writing, such Person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim in each case at the indemnifying party's expense. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party's reasonable costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party that relates to such action or claim. The indemnifying party shall keep the indemnified party fully informed at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense, except that the indemnifying party shall be liable for such reasonable costs and expenses if, in such indemnified party's reasonable judgment, a conflict of interest between such indemnified and indemnifying parties may exist as described above. If the indemnifying party does not assume such defense, the indemnified party shall keep the indemnifying party informed at all times as to the status of the defense; PROVIDED, however, that the failure to keep the indemnifying party so informed shall not affect the obligations of the indemnifying party hereunder. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent; PROVIDED, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the written consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a general written release from all liability with respect to such claim or litigation.

     SECTION 4.4. INDEMNIFICATION PAYMENTS. The indemnification required by this
Article IV shall be made by periodic payments of the amount thereof during the course of the investigation or defense as and when bills are received or Losses are incurred, subject to the receipt of such documentary support therefor as the indemnifying party may reasonably request.

                             (Page 52 of 58 pages)

     SECTION 4.5. CONTRIBUTION. If the indemnification provided for in this
Article IV is unavailable to or insufficient to hold harmless a party otherwise entitled to be indemnified thereunder in respect to any Losses referred to therein, then the parties required to provide indemnification under this Article IV shall contribute to the amount paid or payable by such party as a result of Losses in such proportion as is appropriate to reflect the relative fault of each such indemnifying party in connection with the statements or omissions that resulted in such Losses. The relative fault of each indemnifying party shall be determined by reference to whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Holdings and PHL agree that it would not be just and equitable if contributions pursuant to this
Section 4.5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 4.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

     SECTION 4.6. OTHER RIGHTS AND LIABILITIES. The indemnity and contribution agreements contained herein shall be in addition to (i) any cause of action or similar right of the indemnified party against the indemnifying party or others and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

                                    ARTICLE V

                            RULE 144 REPRESENTATIONS

     The Company covenants that, for the time that the Holdings Ownership Percentage (as such term is defined in the Voting and Standstill Agreement) exceeds 10% or Holdings is otherwise deemed by the Company to be an Affiliate of the Company, it will use its best efforts to:

          (i) file with the SEC all reports and other documents required to be filed by the Company under the Exchange Act and the rules and regulations promulgated thereunder;

          (ii) if not required to file such reports and documents referred to in subsection (i) above, keep publicly available certain information regarding the Company, as contemplated by Rule 144(c)(2) under the Securities Act; and

          (iii) take all other actions reasonably necessary to enable Holdings, PHL and their Affiliates to sell the Registrable Shares without registration under the Securities Act within the limitation of the exemption provided by Rule 144 under the Securities Act.

                             (Page 53 of 58 pages)

                                   ARTICLE VI

                                  MISCELLANEOUS

     SECTION 6.1. NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing (including telecopy or similar teletransmission), addressed as follows:

     If to the Company,          Hilb, Rogal and Hamilton Company
     to it at:                   4235 Innslake Drive
                                 Glen Allen, Virginia  23060
                                 Telecopier:  (804) 747-3138
                                 Attention:  Andrew L. Rogal

     With a copy to:             Williams Mullen Christian & Dobbins
                                 1021 East Cary Street, 16th Floor
                                 Richmond, Virginia  23219
                                 Telecopier:  (804) 783-6507
                                 Attention:  Theodore L. Chandler, Jr., Esquire

     If to Holdings              PM Holdings, Inc.
     or PHL, to them at:         One American Row
                                 Hartford, Connecticut  06115
                                 Telecopier:  (860) 403-5182
                                 Attention:   Carole A. Masters, Esquire

                                 Phoenix Home Life Mutual Insurance Company
                                 One American Row
                                 Hartford, Connecticut  06115
                                 Telecopier:  (860) 403-5182
                                 Attention:   David W. Searfoss
                                              Executive Vice President and
                                              Chief Financial Officer

     With a copy to:             Stroock & Stroock & Lavan LLP
                                 180 Maiden Lane
                                 New York, New York  10038-4982
                                 Telecopier:  (212) 806-6006
                                 Attention:  David L. Finkelman, Esquire

                             (Page 54 of 58 pages)

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) in the case of any notice or communication sent other than by mail, on the date actually delivered to such address (evidenced, in the case of delivery by overnight courier, by confirmation of delivery from the overnight courier service making such delivery, and in the case of a telecopy, by receipt of a transmission confirmation form or the addressee's confirmation of receipt), or (b) in the case of any notice or communication sent by mail, three Business Days after being sent, if sent by registered or certified mail, with first-class postage prepaid. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

     SECTION 6.2. AMENDMENTS, WAIVERS, ETC. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by Holdings and by the Company following approval thereof by a majority of the Continuing Directors (as such term is defined in the Voting and Standstill Agreement).

     SECTION 6.3. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation in the case of any corporate party hereto any corporate successor by merger or otherwise; PROVIDED that no party may assign this Agreement without the other party's prior written consent, which consent will not be required in the event of the transfer of all of the Registrable Shares beneficially owned by Holdings in accordance with Sections 4.1(g) or 4.1(h) of the Voting and Standstill Agreement.

     SECTION 6.4. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement and the Stock Purchase Agreement.

     SECTION 6.5. SPECIFIC PERFORMANCE. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

     SECTION 6.6. REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     SECTION 6.7. NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and

                             (Page 55 of 58 pages)
any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

     SECTION 6.8. NO THIRD PARTY BENEFICIARIES. Except as provided in Article IV above, this Agreement is not intended to be for the benefit of and shall not be enforceable by any Person who or which is not a party hereto.

     SECTION 6.9. CONSENT TO JURISDICTION. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits, and agrees to cause each of its Affiliates to submit, to the jurisdiction of the federal courts located either in the City of Richmond, Virginia, or in the City of Hartford, Connecticut, and in the event that such federal courts shall not have subject matter jurisdiction over the relevant proceeding, then of the state courts located either in the City of Richmond, Virginia, or in the City of Hartford, Connecticut, for the purpose of any Action (as such term is defined in the Stock Purchase Agreement) arising out of or based upon this Agreement or relating to the subject matter hereof or the transactions contemplated hereby, (ii) hereby waives, and agrees to cause each of its Affiliates to waive, to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Affiliates to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (iii) hereby agrees not to commence or to permit any of its Affiliates to commence any Action arising out of or based upon this Agreement or relating to the subject matter hereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such Action to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Each party hereby consents to service of process in any such proceeding in any manner permitted by Virginia or Connecticut law, as the case may be, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.1 above is reasonably calculated to give actual notice. Notwithstanding anything contained in this Section 6.9 to the contrary with respect to the parties' forum selection, if an Action is filed against a party to this Agreement, including its Affiliates, by a person who or which is not a party to this Agreement, an Affiliate of a party to this Agreement, or an assignee thereof (a "Third Party Action"), in a forum other than the federal district court or a state court located in the City of Richmond, Virginia, or in the City of Hartford, Connecticut, and such Third Party Action is based upon, arises from, or implicates rights, obligations or liabilities existing under this Agreement or acts or omissions pursuant to this Agreement, then the party to this Agreement, including its Affiliates, joined as a defendant in such Third Party Action shall have the right to file cross-claims or third-party claims in the Third Party Action against the other party to this Agreement, including its Affiliates, and even if not a defendant therein, to intervene in such Third Party Action with or without also filing cross-claims or third-party claims against the other party to this Agreement, including its Affiliates.

                             (Page 56 of 58 pages)

     SECTION 6.10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic substantive law of the Commonwealth of Virginia, without giving effect to any choice or conflict of law provision or rule that would cause the application of the law of any other jurisdiction.

     SECTION 6.11. NAME, CAPTIONS. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof.

     SECTION 6.12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

     SECTION 6.13. EXPENSES. Each of the parties hereto shall bear their own expenses incurred in connection with this Agreement and the transactions contemplated hereby, except that in the event of a dispute concerning the terms or enforcement of this Agreement, the prevailing party in any such dispute shall be entitled to reimbursement of reasonable legal fees and disbursements from the other party or parties to such dispute.

     SECTION 6.14. SEVERABILITY. In the event that any provision of this Agreement would, under applicable law, be invalid or unenforceable in any respect, such provision shall (to the extent permitted under applicable law) be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions of this Agreement are severable, and in the event that any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.


                            [SIGNATURES ON NEXT PAGE]

                             (Page 57 of 58 pages)

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Registration Rights Agreement to be executed, as of the date first above written by their respective officers thereunto duly authorized.


                              HILB, ROGAL AND HAMILTON COMPANY


                              By:  /S/ ANDREW L. ROGAL
                                   Name:  Andrew L. Rogal
                                   Title: President and Chief Executive Officer


                              PM HOLDINGS, INC.


                              By:  /S/ DAVID W. SEARFOSS
                                   Name:  David W. Searfoss
                                   Title: Vice President/Chief Financial Officer


                              PHOENIX HOME LIFE MUTUAL INSURANCE
                                 COMPANY


                              By:  /S/ DAVID W. SEARFOSS
                                   Name:  David W. Searfoss
                                   Title: Executive Vice President and
                                          Chief Financial Officer

                             (Page 58 of 58 pages)